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                                                                  Exhibit 4.4(e)

                                 AMENDMENT NO. 4
                                     TO THE
                              CALIBER SYSTEM, INC.
               STOCK SAVINGS AND RETIREMENT INCOME PLAN AND TRUST
                (Amended and Restated Effective January 1, 1994)

                  THIS AMENDMENT NO. 4 to the Caliber System, Inc. Stock Savings and Retirement Income Plan and Trust (the "Plan") is made and executed this 30th day of December, 1996 by and between Caliber System, Inc. and Barclays Global Investors, National Association, as trustee. Unless otherwise provided, this Amendment No. 4 shall be effective as of July 1, 1996.

                  1. The name of the Plan is hereby changed to the "Caliber System, Inc. 401(k) Savings Plan".

                  2. Notwithstanding anything in the Plan to the contrary, any provision within the Plan which requires action by means of written authorization, written notification or written application shall be deemed satisfied if such action is taken in accordance with procedures established by the Plan Administrator.

                  3. Section 2.3 of the Plan is hereby amended by adding the phrase "and attributable to periods on or after July 1, 1996" at the end thereof.

                  4. Section 2.4 of the Plan is hereby amended by adding the phrase "and attributable to periods on or after July 1, 1996" at the end thereof.



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                  5. Section 2.19 of the Plan is hereby amended by redesignating
Subsection (d) as Subsection (c) and by deleting the phrase "any distribution if it and all Eligible Rollover Distributions to the Participant during the calendar year are reasonably expected to total less than Two Hundred Dollars ($200), (c)".

                  6. Section 2.23 of the Plan is hereby amended in its entirety to read as follows:

                           'Enrollment Date' means the earliest practicable date
                  after an Eligible Employee has met the requirements of Section 3.1.

                  7. Section 2.28 of the Plan is hereby amended in its entirety to read as follows:

                           (a) 'Hours of Service' means an hour for which an
                  Employee is paid, or entitled to payment, by one or more Controlled Group Members for the performance of duties as an Employee and such Hours of Service shall be determined in accordance with the provisions of 29 C.F.R. Section 2530.200b-2(a) and (b), which provisions are incorporated herein by reference.

                           (b) Hours of Service shall be credited to eligibility
                  computation periods and Plan Years in accordance with the provisions of 29 C.F.R. Section 2530.200b-2(c), which provisions are incorporated herein by reference. Actual Hours of Service shall be used whenever an accurate record of hours
                  are   maintained for an Employee. Otherwise, an equivalent
                  number of hours shall be credited for each payroll period in which the Employee would be credited with at least 1 hour.
                  The payroll period equivalencies are 45 hours weekly, 90 hours biweekly, 95 hours semimonthly and 190 hours monthly.

                           (c) Anything in the Plan to the contrary
                  notwithstanding, for purposes of determining the Hours of Service, an Employee shall be credited with such Hours of Service not otherwise credited


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                  to him under the Plan as may be required by any applicable law.

                  8. Section 2.32 of the Plan is hereby amended by adding the phrase "and attributable to periods on or after July 1, 1996" at the end thereof.

                  9. Section 2.34 of the Plan is hereby deleted in its entirety.

                  10. A new Section 2.40A is hereby added to the Plan to read as follows:

                  2.40A    Prior After-Tax Contributions
                  --------------------------------------

                           'Prior After-Tax Contributions' means the
                  contributions provided for in Section 4.1(b) and attributable to periods prior to July 1, 1996.

                  11. A new Section 2.40B is hereby added to the Plan to read as follows:

                  2.40B    Prior Before-Tax Contributions
                  ---------------------------------------

                           'Prior Before-Tax Contributions' means the
                  contributions provided for in Section 4.1(a) attributable to periods prior to July 1, 1996 and which were eligible for Matching Employer Contributions.

                  12. A new Section 2.40C is hereby added to the Plan to read as follows:

                  2.40C    Prior Matching Employer Contributions
                  ----------------------------------------------

                           'Prior Employer Matching Contributions' means the
                  contributions provided for in Section 5.1 and attributable to periods prior to July 1, 1996.


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                  13. The first sentence Section 2.45 of the Plan is hereby
amended in its entirety to read as follows:

                           'Termination of Employment' means the Participant's
                  cessation of employment with the Controlled Group.

                  14. Section 2.50 of the Plan is hereby amended in its entirety to read as follows:

                           An Employee shall be credited with a Year of Service
                  when he is credited with at least 1,000 Hours of Service in the 12-month period beginning with his Employment Commencement Date and, if applicable, his Reemployment Commencement Date, either of which 12-month periods shall be the 'Initial Eligibility Computation Period.' Whether or not an Employee is entitled to be credited with 1,000 Hours of Service during an Initial Eligibility Computation Period, such Employee shall be credited with a Year of Service if he is credited with at least 1,000 Hours of Service during the Plan Year which includes the first anniversary of his Employment Commencement Date or Reemployment Commencement Date (whichever is applicable) or any Plan Year thereafter.

                  15. The first sentence of Section 3.1 of the Plan is hereby amended in its entirety to read as follows:

                           Any person who was a Participant in the Plan on June
                  30, 1996 shall continue to be a Participant in the Plan.

                  16. Subsections 4.1(a) and (b) of the Plan are hereby amended in their entirety to read as follows:

                           (a) Upon enrollment pursuant to Section 3.2, a
                  Participant may agree pursuant to a Salary Reduction Agreement to have his Employer make Before-Tax Contributions to the Trust of up to fifteen percent (15%) of his Compensation (in 1/2% increments) through equal pay period reductions; provided, however, that the Before-Tax Contributions of a Participant who is eligible to participate in the Caliber System, Inc. Stock Bonus Plan and Trust may not exceed ten percent (10%) of his Compensation.


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                           (b) Upon enrollment pursuant to Section 3.2, a
                  Participant may elect to make After-Tax Contributions to the Trust of up to five percent (5%) of his Compensation (in 1/2% increments) through percentage payroll deductions.

                  17. The first sentence of Section 4.2 of the Plan is hereby amended in its entirety to read as follows:

                  A Participant's Before-Tax Contributions and/or After-Tax Contributions with respect to any pay period must each be a minimum of one percent (1%) of his Compensation and may not, in the aggregate, exceed fifteen percent (15%) of his Compensation; provided, however, that the aggregate Before-Tax Contributions and/or After-Tax Contributions of a Participant who is eligible to participate in the Caliber System, Inc. Stock Bonus Plan and Trust may not exceed ten percent (10%) of his Compensation.

                  18. The second sentence of Section 4.4 of the Plan is hereby amended in its entirety to read as follows:

                  A Participant may, however, in accordance with the percentages permitted by Sections 4.1 and 4.2, change the percentage of his Before-Tax Contributions and/or his After-Tax Contributions upon prior notice provided in accordance with procedures established by the Plan Administrator to be effective as soon as practicable following the filing of such notice.

                  19. Section 4.4 of the Plan is hereby amended by deleting the last sentence thereof.

                  20. Section 4.5 of the Plan is hereby amended in its entirety to read as follows:

                  Upon prior notice provided in accordance with procedures established by the Plan Administrator, a Participant may at any time suspend his Before- Tax Contributions and/or After-Tax Contributions effective as soon as practicable. A Participant who has so suspended his Before-Tax Contributions and/or After-Tax Contributions may, upon prior


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                  notice provided in accordance with procedures established by the Plan Administrator, resume making such Contributions as soon as practicable if he is an Eligible Employee on such date.

                  21. Subsections 4.7(d) and 4.8(c) of the Plan are hereby amended by deleting the phrase "prior to March 15 of the following Plan Year," each place such phrase occurs and inserting the phrase "prior to the end of the following Plan Year" in each place thereof.

                  22. Effective as of October 1, 1996, the first sentence of
Section 4.12 is amended by inserting the phrase "either a conduit individual retirement account or" immediately after the phrase "distributed to the Participant from."

                  23. Effective January 1, 1997, the first sentence of Section
5.1 of the Plan is hereby amended by deleting the phrase "one hundred percent (100%)" and inserting the phrase "fifty percent (50%)."

                  24. Subsection 5.2(a) of the Plan is hereby amended in its entirety to read as follows:

                           (a) Each Participant who is a Covered Employee of a
                  particular Employer shall receive an allocation to his Account of that Employer's Matching Employer Contributions with respect to a Plan Year, which allocation shall be made only with respect to the Participant's Before-Tax Contributions and After-Tax Contributions that do not exceed, in the aggregate, three and one-half percent (3 1/2%) of his Compensation while an active Covered Employee during that Plan Year and are earned prior to his termination of employment with his Employer. Effective January 1, 1997, seven percent (7%) shall be substituted for three and one-half percent (3 1/2%) in the preceding sentence.


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                  25. The first sentence of Section 7.2 is hereby amended in its entirety to read as follows:

                  The Plan Administrator shall establish and maintain, or cause to be established and maintained, an Account for each Participant, which Account will reflect, pursuant to Sub-Accounts established and maintained thereunder, the amount, if any, of the Participant's (a) Before-Tax Contributions, (b) After-Tax Contributions, (c) Matching Employer Contributions, (d) Prior After-Tax Contributions, (e) Prior Before-Tax Contributions, (f) Prior Matching Employer Contributions and (g) Rollover Contributions.

                  26. Section 7.4 of the Plan is hereby amended by deleting Subsections (a), (b), (c) and (d) thereof and by deleting the phrase "(e) Notwithstanding the foregoing," in Subsection (e) thereof.

                  27. Subsection 7.5(b) of the Plan is hereby amended in its entirety to read as follows:

                           (b) Each Participant may, in accordance with
                  procedures established by the Plan Administrator, direct that Before-Tax Contributions, Prior Before-Tax Contributions, After-Tax Contributions, Prior After-Tax Contributions and Rollover Contributions made by or for him be invested in one or more Investment Funds; provided, however, that Prior Before-Tax Contributions and Prior After-Tax Contributions that have been used in determining the allocation of Prior Matching Employer Contributions to a Participant's Account pursuant to Section 5.2 as in effect prior to July 1, 1996 must remain invested in the Company Stock Fund until such Participant attains age fifty-five (55).

                  28. Effective as of October 15, 1996, Subsection 7.6(a) of the Plan is hereby amended by deleting the last sentence thereof.


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                  29. Subsection 7.6(b) of the Plan is hereby amended by
deleting the word "irrevocably."

                  30. Section 7.7 of the Plan is hereby amended in its entirety to read as follows:

                           (a) Any investment direction permitted by Section
                  7.5(b) or change of investments for future Contributions permitted by Section 7.6 shall be made by a Participant in accordance with procedures established by the Plan Administrator and shall specify the portion of the Contributions (in whole percentages totalling 100% of the amount agreed to be contributed by the Participant, subject to the limitations provided in Sections 4.1 and 4.2) to be invested in each of the Investment Funds.

                           (b) Such directions shall be effected as soon as
                  administratively feasible.

                  31. Section 7.8 of the Plan is hereby amended in its entirety to read as follows:

                           (a) Any change in investments for prior Contributions
                  or transfers to the Company Stock Fund permitted by Section
                  7.6 shall be made by a Participant in accordance with procedures established by the Plan Administrator and shall specify the portion of the Investment Fund (in units, shares, percentages or dollars, as applicable) to be transferred and the Investment Fund(s) into which it is to be transferred.

                           (b) Such directions shall be effected as soon as
                  administratively feasible, based upon the value of the Account (or applicable portion thereof) as of the Valuation Date as determined in accordance with procedures established by the Plan Administrator or such other date as may be required by law.

                  32. Section 7.9 of the Plan is hereby amended in its entirety to read "[Reserved]."


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                  33. The last sentence of Section 7.10 is hereby amended in its entirety to read as follows:

                  The Trustee shall vote all other Company Stock in the Company Stock Fund (including shares for which it does not receive instructions from Participants) in accordance with instructions from the Committee.

                  34. The last sentence of Section 7.11 is hereby amended in its entirety to read as follows:

                  The Trustee shall decide whether or not to tender all other Company Stock in the Company Stock Fund (including shares for which it does not receive instructions from Participants) in accordance with instructions from the Committee.

                  35. Section 8.2 of the Plan is hereby amended in its entirety to read as follows:

                           (a) A Participant shall be eligible to receive
                  distribution of his Account upon his Termination of Employment (other than by reason of death).

                           (b) Distributions pursuant to this Section shall be
                  paid to a Participant as soon as practicable after the Participant has complied with procedures established by the Plan Administrator pursuant to Section 8.1.

                           (c) If a Participant who has a Termination of
                  Employment should again become an Employee before completion of the distribution of his Account, such distribution shall cease until the Participant again has a Termination of Employment.

                  36. Section 8.3 of the Plan is hereby amended in its entirety to read as follows:

                           (a) In the case of the death of a Participant, the
                  Participant's Death Beneficiary shall be eligible to receive a distribution of the Participant's Account. If there is more than one Death Beneficiary, the Participant's Account shall be divided in equal shares for each such Death


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                  Beneficiary, unless the Participant has provided otherwise.

                           (b) Distributions pursuant to this Section shall be
                  paid to a Death Beneficiary as soon as practicable after the Death Beneficiary has complied with procedures established by the Plan Administrator pursuant to Section 8.1.

                           (c) In the case of the death of a Participant, the
                  Committee may require such proper proof of death and such evidence of the right of any person to receive a distribution from the Account of a deceased Participant as the Committee may deem desirable. The Committee's determination of death and of the right of any person to receive payment shall be conclusive.

                  37. Effective as of October 1, 1996, Subsection 8.4(a) of the Plan is hereby amended in its entirety to read as follows:

                           (a) The distribution of a Participant's Account (or
                  portion thereof) pursuant to this Article shall be as follows:

                           (i) A Participant's Account may be paid in any of the
                  following forms:

                                    (A) a single lump sum payment;

                                    (B) a portion paid in a lump sum payment,
                           and the remainder paid later; or

                                    (C) installments over a period not to exceed
                           the life expectancy of the Participant and his or her Beneficiary.

                           (ii) The Participant's Account will be distributed in
                  cash unless the Participant (or, if applicable, the Death Beneficiary) elects a distribution in-kind, subject to the following procedures and restrictions:

                                    (A) To the extent a distribution consists of
                           amounts invested in the Company Stock Fund, a Participant may receive an in-kind distribution of Company Stock only if such Participant elects to receive a single lump sum payment under Subparagraph
                           (a)(i)(A) above or, on or after approximately


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                           February 1, 1997, a partial payment under
                           Subparagraph (a)(i)(B) above. Such an in-kind distribution will consist of whole shares of Company Stock and cash in lieu of any fractional share of Company Stock.

                                    (B) To the extent a distribution consists of
                           amounts invested in a particular Investment Fund other than the Company Stock Fund, to effect an in-kind distribution of the portion of a Participant's Account invested in such Investment Funds, the Trustee shall determine the portion of the Participant's Account that is distributable in whole shares or investment units, which the Trustee shall distribute in kind. The portion of the Participant's Account that is not distributable in whole shares or investment units (as determined by the Trustee) and the portion that is attributable to fractional shares or investment units shall be distributed in cash. Such in-kind distributions will only be permitted if the Participant elects a single lump sum distribution pursuant to Subsection 8.4(a)(i)(A).

                                    The value of the portion of the
                           Participant's Account distributable pursuant to this Paragraph shall be the value determined as of the immediately preceding Valuation Date or such other date as may be required by law.

                  38. Subsection 8.4(b) of the Plan is hereby amended by deleting the word "irrevocably."

                  39. Subsection 8.5(b)(i) of the Plan is hereby amended by deleting the phrase "in a lump sum payment" and inserting the phrase "in any form of payment pursuant to Subsection 8.4(a)(i)" in its place.


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                  40. Subsection 8.6(a) of the Plan is hereby amended in its entirety to read as follows:

                           (a) In accordance with procedures established by the
                  Plan Administrator, a Participant may withdraw all or a portion of his Account as provided below:

                                    (i) A Participant may withdraw all or a part
                           of the portion of his Account attributable to Prior After-Tax Contributions (including earnings and appreciation thereon).

                                    (ii) A Participant may withdraw all or a
                           portion of his Account attributable to his Rollover Contributions (including the net earnings thereon).

                                    (iii) A Participant may withdraw all or a
                           portion of his Account attributable to Prior Matching Employer Contributions (including earnings and appreciation thereon); provided, however, that Prior Matching Employer Contributions (including earnings and appreciation thereon) that have not been held in his Account for at least two (2) years may not be so withdrawn unless the Participant has been a Participant in the Plan for at least five (5) years or unless such Prior Matching Employer Contributions have been withdrawn pursuant to Section 8.7.

                  Withdrawals pursuant to Subsection 8.6(a) shall be made in cash unless the Participant elects to receive the portion of the withdrawal invested in the Company Stock Fund in-kind. Any such in-kind distribution will consist of whole shares of Company Stock and cash in lieu of any fractional share of Company Stock.

                  41. Section 8.7 of the Plan is hereby deleted in its entirety and any period of suspension pursuant to the terms of Section 8.7 shall be deemed terminated as of July 1, 1996. Effective as of October 1, 1996, a new
Section 8.7 is added to


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the Plan to read as follows:

                  8.7      Withdrawals on Account of Disability or Attainment
                           --------------------------------------------------
                           of Age Fifty-Nine and One-Half (59 1/2)
                           ---------------------------------------

                           A Participant whom the Committee has determined to be
                  disabled for a period of at least 12 months or who has attained age fifty-nine and one-half (59 1/2) may withdraw at any time and from time to time all or a portion of his Account as provided and in the order as set forth below, except that the Participant may instead choose to have amounts taken from his After-Tax Sub-Account and Prior After-Tax Sub-Account first:

                           (a)      Rollover Contribution Sub-Account;
                           (b)      Before-Tax Contributions Sub-Account;
                           (c)      Prior Matching Employer Contributions Sub-
                                    Account;
                           (d)      Matching Employer Contributions Sub-Account;
                           (e       Prior Before-Tax Contributions Sub-Account;
                           (f)      After-Tax Contributions Sub-Account;
                           (g)      Prior After-Tax Contributions Sub-Account.

                  Withdrawals pursuant to this Section shall be made in cash unless the Participant elects to receive the portion of the withdrawal invested in the Company Stock Fund in-kind. Any such in-kind distribution will consist of whole shares of Company Stock and cash in lieu of any fractional share of Company Stock.

                  42. Subsection 8.8(a) of the Plan is hereby amended by deleting the phrases "attributable to Before-Tax Contributions (excluding any income allocable thereto)" and "of his Before-Tax Contributions".

                  43. Section 8.8 of the Plan is hereby amended by adding the following Subsection (c) to the end thereof to read as follows:

                           (c) Amounts withdrawn on account of Hardship shall be
                  withdrawn from a Participant's Account in the order as set forth below:

                           (i)   After-Tax Contributions;
                           (ii)  Prior After-Tax Contributions;


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                          (iii)  Rollover Contributions;
                          (iv)   Prior Matching Employer Contributions;
                          (v)    Matching Employer Contributions;
                          (vi) Prior Before-Tax Contributions (excluding any earnings);
                          (vii)  Before-Tax Contributions (excluding any
                                 earnings).

                  44. Subsection 8.11(a) of the Plan is hereby amended by deleting the phrase "(but not less than $500)".

                  45. Effective as of October 1, 1996, a new Section 8.13 is added to the Plan to read as follows:

                  8.13  Loans
                  -----------

                           The following loan provisions will be effective when
                  the Plan Administrator, in its discretion, determines it is administratively feasible and desirable to provide loans under the Plan.

                           (a) A Participant who is either an Employee of an
                  Employer or a Controlled Group Member or a "party-in-interest" (as defined in Section 3(14) of ERISA) may, in accordance with procedures established by the Plan Administrator, apply for a loan from his Account. Such procedures shall include action to prevent a Participant who is otherwise eligible for a loan from securing a loan if the Administrator has knowledge that the Participant is in bankruptcy or some similar proceeding. Each loan shall be charged against the Participant's Account in the following order (to the extent necessary): Before-Tax Contributions Sub-Account; Prior Matching Employer Contributions Sub-Account; Matching Employer Contributions Sub-Account; Prior Before-Tax Contributions Sub-Account; Rollover Contributions Sub-Account; After-Tax Contributions Sub-Account, and finally, against the Prior After-Tax Contributions Sub-Account.

                           (b) Each loan shall be in an amount which is not less
                  than $1,000. A Participant may only have one loan outstanding at any time. The maximum loan to any Participant (when added to the outstanding balance of all other loans to the Participant from all qualified employer plans (as defined in Code Section 72(p)(4)) of the


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                  Controlled Group) shall be an amount which does not exceed the lesser of:

                               (i) Fifty Thousand Dollars ($50,000),
                           reduced by the excess (if any) of (A) the highest outstanding balance of such other loans during the one-year period ending on the day before the date on which such loan is made, over (B) the outstanding balance of such other loans on the date on which such loan is made; or

                               (ii) fifty percent (50%) of the value of such
                           Participant's Account on the date on which such loan is made.

                           (c) For each Participant for whom a loan is
                  authorized pursuant to this Section, the Participant's interests will be liquidated first by Sub-Account and then within each Sub-Account amounts shall be taken on a pro-rata basis by Investment Fund to the extent necessary to provide funds for the loan. The Trustee shall establish and maintain a separate recordkeeping account within the Participant's Account (the "Loan Sub-Account") (i) which initially shall be in the amount of the loan, (ii) to which the funds for the loan shall be deemed to have been allocated and then disbursed to the Participant, (iii) to which the Note shall be allocated and (iv) which shall show the unpaid principal of the promissory note. All payments of principal and interest by a Participant shall be credited initially to his Loan Sub-Account and applied against the Note and then credited to the Participant's Sub-Account in accordance with the Participant's then current investment direction for future Contributions; provided, however, that payments of principal and interest to the Prior Matching Employer Contributions Sub-Account, the Matching Employer Contributions Sub-Account, the Prior Before-Tax Contributions Sub-Account, and the Prior After-Tax Contributions Sub-Account shall be reinvested in the Company Stock Fund. The Plan Administrator shall value each Participant's Loan Sub-Account for purposes of Section 7.4 at such times as the Plan Administrator shall deem appropriate, but not less frequently than quarterly.


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                           (d)  Loans made pursuant to this Section:

                                    (i) shall be made available to all
                           Participants on a reasonably equivalent basis;

                                    (ii) shall not be made available to Highly
                           Compensated Employees in a percentage amount greater than the percentage amount made available to other Participants;

                                    (iii) shall be secured by the Participant's
                           Loan Sub-Account;

                                    (iv) shall be evidenced by a promissory note
                           and security agreement (the "Note") which provides for:

                                            (A) the loan to be secured by the
                                    Participant's Loan Sub-Account;

                                            (B) a rate of interest of one
                                    percent above the prime interest rate as determined by the Trustee at the time the loan is processed;

                                            (C) repayment within a specified
                                    period of time, which shall not extend
                                    beyond five (5) years from the date the loan is made unless the loan proceeds are used to acquire a dwelling which, within a reasonable time (determined at the time the loan is made), is to be used as the principal residence of the Participant, in which case the repayment period may extend to ten (10) years;

                                            (D) repayment in equal payments over
                                    the term of the loan, with payments not less frequently than monthly; and

                                            (E) for such other terms and
                                    conditions as the Plan Administrator shall determine, which shall include provision that:

                                                     (I) with respect to a
                                            Participant who is an Employee, the
                                            loan will be repaid pursuant to
                                            authorization by the Participant of
                                            equal payroll deductions over the
                                            repayment period sufficient to
                                            amortize fully the loan within the
                                            repayment period or by check during


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                                            any period the Participant is
                                            ineligible for payroll deduction;

                                                     (II) the loan shall be
                                            prepayable in whole or in specified
                                            increments (as determined from time
                                            to time by the Plan Administrator)
                                            at any time without penalty;

                                                      (III) the loan shall be
                                            treated as in default if payments
                                            are more than 90 days late. A
                                            Participant shall then have 30 days
                                            from the time he receives written
                                            notice of the default and a demand
                                            for past due amounts to cure the
                                            default before it becomes final; and

                                                     (IV) the Plan Administrator
                                            may agree to a suspension of loan
                                            payments for up to 12 months for a
                                            Participant who is on a leave of
                                            absence without pay. During such
                                            suspension period, interest shall
                                            continue to accrue. At the end of
                                            such suspension period, all
                                            outstanding loan payments and
                                            interest shall be due unless
                                            otherwise agreed upon by the Plan
                                            Administrator.

                           (e) Notwithstanding any other provision of the Plan,
                  a loan made pursuant to this Section shall be a first lien against the Participant's Loan Sub-Account. Any amount of principal or interest due and unpaid on the loan at the time of any Default on the loan, and any interest accruing thereafter, shall be satisfied by deduction from the Participant's Loan Sub-Account, and shall be deemed to have been distributed to the Participant, as follows:

                                    (i) In the case of a Participant who, at the
                           time of the Default, is an Employee and is not eligible to receive distribution of his Account under the provisions of Article VIII, (other than Hardship withdrawals under Section 8.8) at such time as he first becomes eligible to receive distribution of his Account under the provisions of this Article, (other than Section 8.8); or

                                    (ii) In the case of any other Participant,
                           immediately upon such Default.

                  If, as a result of the application of the preceding sentence, an amount of principal or interest on a loan remains outstanding after Default, interest at the rate specified in the Note shall continue to accrue on such outstanding amount until fully satisfied by deduction from the Participant's Loan Sub-Account as hereinabove provided or by payment by or on behalf of such Participant.

                           (f) The Plan Administrator shall have the right to
                  call any Participant's loan once the Participant's employment with all Controlled Group Members has terminated or if the Plan is terminated.

                  46. Subsection 9.8(a) of the Plan is hereby amended by deleting the phrase "thirty (30)" and inserting the phrase "ninety (90)" in its place.

                  47. Effective as of October 1, 1996, the second sentence in
Section 14.2 of the Plan is hereby amended in its entirety to read as follows:

                  Notwithstanding the foregoing, this Section shall not preclude the Trustee from complying with a qualified domestic relations order (as defined under Code Section 414(p)), the enforcement of a federal tax levy pursuant to Code Section 6331, or the collection by the United States on a judgment resulting from an unpaid tax assessment, in accordance with the Committee's direction.

                  48. Exhibit B to the Plan is hereby amended in its entirety to read as follows:

                                    EXHIBIT B

               Additional Investment Funds Pursuant to Section 7.1
                               As of July 1, 1996

                  (1)      The Income Accumulation Fund

                  (2)      MasterWorks Bond Index Fund

                  (3)      MasterWorks Assets Allocation Fund

                  (4) The REX Stock Fund, to be invested in REX Stock. The REX Stock Fund shall be subject to the terms and conditions of Exhibit C.

                  (5)      Mutual Beacon Fund

               Additional Investment Funds Pursuant to Section 7.1
                              As of October 1, 1996

                  (1)      MasterWorks S&P 500 Stock Fund

                  (2)      Vanguard Primecap Fund

                  (3)      MasterWorks LifePath 2000

                  (4)      MasterWorks LifePath 2010

                  (5)      MasterWorks LifePath 2020

                  (6)      MasterWorks LifePath 2030

                  (7)      MasterWorks LifePath 2040

                  (8)      Templeton Foreign Fund

                  (9)      AIM Constellation Fund

                  49. The last sentence of Item (3) of Exhibit C is hereby amended in its entirety to read as follows:

                  The Trustee shall vote all other REX Stock in the REX Stock Fund (including shares for which it does not receive instructions from Participants) in accordance with instructions from the Committee.

                  50. The last sentence of Item (4) of Exhibit C is hereby amended in its entirety to read as follows:

                  The Trustee shall decide whether or not to tender all other REX Stock in the REX Stock Fund (including shares for which it does not receive instructions from Participants) in accordance with instructions from the Committee.

                  IN WITNESS WHEREOF, the Company and the Trustee have caused this Amendment No. 4 to be executed by their duly appointed officers.

In the presence of:                       CALIBER SYSTEM, INC.

/s/ Beth P. Ewing                         By: /s/ Donald C. Brown
----------------------                       ---------------------------------
                                          Title:

                                          BARCLAYS GLOBAL INVESTORS,
                                          NATIONAL ASSOCIATION

/s/ C.R. Cogan                            By: /s/ Dolores Upton
----------------------                       ---------------------------------
                                          Title: Principal


/s/ Robin Hopkins                         By: /s/ Peter H. Sorensen
----------------------                       ---------------------------------
                                          Title: Man. Dir.